Exhibit 10.53.1
MAY 25, 2005
L.B. FOSTER COMPANY
BOARD OF DIRECTORS’ RESOLUTION
     RESOLVED, that Stan L. Hasselbusch’s base salary be, and it hereby is, adjusted to $400,000 per annum, effective July 1, 2005.